AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1,
1997
                                   REGISTRATION NO. 333-






               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549
                    _________________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933

                    _________________________

                     TJ INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)


      DELAWARE                                82-0250992
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification Number)



                       200 E. MALLARD DRIVE
                       BOISE, IDAHO  83706
  (Address, Including Zip Code, of Principal Executive Offices)

             KEY EMPLOYEES' 1996 STOCK OPTION PLAN
                    (Full title of the Plan)
                    _________________________
                        RICHARD B. DRURY
                       CORPORATE SECRETARY
                     TJ INTERNATIONAL, INC.
                      200 E. MALLARD DRIVE
                       BOISE, IDAHO  83706
                    TELEPHONE (208) 364-3300
        (Name, Address, Including Zip Code, and Telephone
       Number, Including Area Code, of Agent for Service)
                      ____________________


                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________

TITLE OF EACH                PROPOSED     PROPOSED
 CLASS OF        AMOUNT      MAXIMUM      MAXIMUM       AMOUNT OF
SECURITIES TO    TO BE    OFFERING PRICE  AGGREGATE  REGISTRATION
BE REGISTERED  REGISTERED   PER SHARE    OFFERING PRICE    FEE
                  (1)           (2)           (2)
_________________________________________________________________


COMMON STOCK,  1,500,000      24             36,000,000 12,413.79
PAR VALUE
$1.00 PER
SHARE

_________________________________________________________________


     (1) This Registration Statement relates to the registration of One Million Five Hundred Thousand (1,500,000) shares of $1.00 par value common stock ("Common Stock") for issuance or delivery under the TJ International, Inc. Key Employees' 1996 Stock Option Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock as may be issuable to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

     (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457 under the Securities Act of 1933, as amended, the price per share is estimated to be 24 based upon the average high and low prices for TJ International, Inc. Common Stock as reported on the NASDAQ National Market on July 30, 1997.

_________________________________________________________________

                             PART I
          INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

         The information required in Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of form S-8.


                             PART II
         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents.

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1996 (SEC File No. 000-07469).

         (2)   All reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual 1996 Report on Form 10-K, including without limitation, the Registrant's Quarterly Report on Form 10-Q for the three months ended March 29, 1997 (SEC File No. 000-07469).

         (3) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the
Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (4) All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

ITEM 4.        DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Amended Certificate of Incorporation ("Certificate") of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Delaware Corporation Law ("DGCL"), or (iv) for any transaction from which the director derived any improper personal benefit.

         The Bylaws ("Bylaws") of the Company provide that to the full extent permitted by law, the Company shall indemnify and advance expenses to any person who is or was a director, officer, employee or fiduciary of the Company, or was serving at the request of a director, officer, employee or fiduciary of the Company, against liabilities which may be incurred by such person by reason of (or arising in part from) such capacity.

         Section 145 of the DGCL authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, unless, despite the adjudication of liability, a court otherwise determines. Indemnification also is authorized with respect to any criminal action or proceeding where, in addition to the above, the officer or director has no reasonable cause to believe that his conduct was unlawful.

         The above discussion of the Company's Certificate, Bylaws and Section 145 of the DGCL is only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.        EXHIBITS.

         The exhibits included as part of this Registration
Statement are as follows:

         Exhibit Number       Description

             3.01             Amended Certificate of
                              Incorporation of the Company was
                              filed as an exhibit to the
                              Company's Form 10-Q for the quarter
                              ended July 2, 1994 (SEC File No.
                              000-07469), and is incorporated
                              herein by this reference.

             3.02 Bylaws of Trus Joist Corporation (a Delaware corporation), was filed as an exhibit to the Company's Form 10-K for the fiscal year ended December 28, 1991 (SEC File No. 000-07469), and is incorporated herein by this reference.

             4.01             TJ International, Inc. Key
                              Employees' 1996 Stock Option Plan.

             5.01             Opinion of Hawley Troxell Ennis &
                              Hawley LLP

            23.01             Consent of Hawley Troxell Ennis &
                              Hawley LLP (included in Exhibit
                              5.01)

            23.02             Consent of Arthur Andersen LLP

            24.01             Powers of Attorney

ITEM 9.        UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1)       To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)       To include any prospectus
required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii)      To reflect in the prospectus
any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii)     To include any material
information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
Statement;

         Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)       To remove from registration by means of
a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                 (Signatures on following page)

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boise, State of Idaho, on August 1, 1997.


                              TJ INTERNATIONAL, INC.



                              By:  /S/ Thomas H. Denig
                              -----------------------------------
                                  Thomas H. Denig
                                  President and Chief Executive
                                  Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE          CAPACITY                  DATE
/s/Thomas H. Denig  President and Chief
                    Executive Officer        August 1, 1997
                    (Principal Executive
                    Officer and Director)


/s/Valerie A.       Vice President, Finance
Heusinkveld         and Chief Financial      August 1, 1997
                    Officer (Principal
                    Financial and
                    Accounting Officer)


/s/Harold E.        Chairman of the Board    August 1, 1997
   Thomas*


/s/Robert B.        Director                 August 1, 1997
   Findlay*


/s/Joyce A.         Director                 August 1, 1997
   Godwin*


/s/J.L. Scott*      Director                 August 1, 1997


/s/Jerre L. Stead*  Director                 August 1, 1997



/s/Arthur L.        Director                 August 1, 1997
   Troutner*




/s/Steven C.        Director                 August 1, 1997
   Wheelwright*


/s/William J.       Director                 August 1, 1997
   White*



         * Thomas H. Denig, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-named directors of TJ International, Inc., pursuant to powers of attorney executed on behalf of each such director.


By:
    /s/ Thomas H. Denig
         Thomas H. Denig
         Attorney-in-fact

                          EXHIBIT INDEX
                               TO
               REGISTRATION STATEMENT ON FORM S-8

EXHIBIT NUMBER      DESCRIPTION

3.01           Amended Certificate of Incorporation of
               July 21, 1997 the Company was filed as an exhibit to the Company's Form 10-Q for the quarter ended
               July 2, 1994 (SEC File No. 000-07469), and is
               incorporated herein by this reference.

3.02 Bylaws of Trus Joist Corporation (a Delaware corporation), was filed as an exhibit to the Company's Form 10-K for the fiscal year ended December 28, 1991 (SEC File No. 000-07469), and is incorporated herein by this reference.

4.01           TJ International, Inc. Key Employees' 1996 Stock
               Option Plan.

5.01           Opinion of Hawley Troxell Ennis & Hawley LLP

23.01          Consent of Hawley Troxell Ennis & Hawley LLP
               (included in Exhibit 5.01)

23.02          Consent of Arthur Andersen LLP

24.01          Powers of Attorney